As Filed with the Securities and Exchange Commission on September _____,1999

                                                    Registration No. 333-05188-A

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        POST EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                           WIN-GATE EQUITY GROUP, INC.
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

          FLORIDA                                6770                          65-0669842
  (State or jurisdiction of           (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)         Classification Code Number)         Identification No.)
------------------------------         ---------------------------         -------------------


     2808 N. Federal Highway, Fort Lauderdale, Florida 33306 (954) 561-9766
          (Address and telephone number of principal executive offices)

             2808 N. Federal Highway, Fort Lauderdale, Florida 33306
(Address of principal place of business or intended principal place of business)

                                  Roman Fisher
                           WIN-GATE EQUITY GROUP, INC.
                             2808 N. Federal Highway
                            Fort Lauderdale, FL 33306
                                 (954) 561-9766
            (Name, address and telephone number of agent for service)

                                 With a copy to:
                             Roxanne K. Beilly, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                           200 East Las Olas Boulevard
                         Fort Lauderdale, Florida 33301
                                 (954) 763-1200
                   -------------------------------------------

         Win-Gate Equity Group, Inc. (the "Company") hereby amends its Registration Statement on Form SB-2 by filing this Post-Effective Amendment No. 2.

                          DE-REGISTRATION OF SECURITIES

         Pursuant to the Company's Registration Statement, which became effective with the Securities and Exchange Commission on October 10, 1997, 100,000 units (the "Units"), each unit consisting of one (1) share of Common Stock, par value $.001 per share and ten (10) Common Stock Purchase Warrants, were registered under the Securities Act of 1933, as amended (the "Offering"). In April 1998, the Company sold an aggregate of 64,000 Units to 20 investors for aggregate proceeds of $64,000. Pursuant to the terms and conditions of the Offering, the Units and proceeds therefor (the "Funds") were deposited in an escrow account pending the Company complying with the requirements of Rule 419 by April 10, 1999. As of April 10, 1999, the Company was unable to comply with the requirements of Rule 419. Accordingly, the Units were promptly returned to the Company and the Funds were promptly returned to the investors by certified first class mail without interest. Pursuant to the Company's undertaking included in the Registration Statement, the Company hereby de-registers 100,000 Units, 100,000 shares of Common Stock, 100,000 Common Stock Purchase Warrants and 1,000,000 shares of Common Stock issuable upon exercise of the Common Stock Purchase Warrants.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Amendment No. 2 to Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Ft. Lauderdale, State of Florida, on this 3rd day of September, 1999.


                                          WIN-GATE EQUITY GROUP, INC.



                                          By: /s/ Roman Fisher
                                             ----------------------------------
                                              Roman Fisher, President,
                                              Chief Executive Officer, Director


         In accordance with the requirements of the Securities Act of 1933, this Amendment to the Registration Statement on Form SB-2 has been signed by the following person in the capacities and on the date indicated.


Signatures                 Title                            Date
----------                 -----                            ----
                           President, Chief
                           Executive Officer and
/s/ Roman Fisher           Director                         September 3, 1999
--------------------
Roman Fisher